Exhibit 10.4

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of September 21, 2015, by and among (a) AARON’S, INC., a Georgia corporation (together with its successors and assigns, the “Company”) and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC” and together with the Company, collectively, the “Issuers”), and (b) each of the Persons holding one or more Notes (as defined below) on the Second Amendment Effective Date (as defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of April 14, 2014, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014 (as so amended and in effect immediately prior to giving effect to this Agreement, the “Current Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Issuers and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Current Note Purchase Agreement.
RECITALS:
A.    The Issuers and Noteholders are parties to the Current Note Purchase Agreement, pursuant to which the Issuers issued and sold an aggregate principal amount of $75,000,000 of their 4.75% Series B Senior Notes due April 14, 2021 (the “Notes”) to the Noteholders;
B.    The Noteholders are the holders of all outstanding Notes; and
C.    The Issuers have requested, and the Noteholders have agreed to, certain amendments and modifications to the provisions of the Current Note Purchase Agreement, in connection with the proposed acquisition by the Company or a Domestic Subsidiary thereof of the Dent-A-Med Entities (as defined below) on or after the Second Amendment Effective Date (the “Dent-A-Med Acquisition”), subject to the terms and conditions set forth herein.
AGREEMENT:
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Noteholders agree as follows:

1.	AMENDMENTS TO CURRENT NOTE PURCHASE AGREEMENT.
Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Current Note Purchase Agreement is hereby amended by this Agreement as follows:

1.1.	Offer to Prepay upon Sale of Assets.
Paragraph 4D(a) of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Notice and Offer. In the event the Company or any of its Domestic Subsidiaries receives (x) Net Cash Proceeds from any Asset Disposition (other than from a sale or disposal of the types described in clauses (a) and (b) of paragraph 6E) or (y) Net Cash Proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceeding (a “Casualty Event”) that, with respect to clauses (x) and (y), results in Net Cash Proceeds in excess of $5,000,000 for any such single Asset Disposition (or series of related Asset Disposition) or for any single Casualty Event or $20,000,000 for all such Asset Dispositions or Casualty Events from the date hereof through the maturity date of the Notes (each, a “Debt Prepayment Transfer”), the Company will, within ten (10) days of the occurrence thereof, give written notice of such Debt Prepayment Transfer to each holder of Notes. Subject to any required pro rata sharing of such Net Cash Proceeds with the holders of other Senior Debt in accordance with the terms of the Intercreditor Agreement and subject to the right of reinvestment set forth in the proviso below, such written notice shall (i) contain, and such written notice shall constitute, an irrevocable offer (the “Transfer Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Cash Proceeds in respect of such Debt Prepayment Transfer, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date and (ii) shall specify a date (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice on which such prepayment is to be made. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the Business Day that falls on or next following the fortieth (40th) day after the date of such notice; provided that the Issuers shall not be required to make a Transfer Prepayment Offer with respect to Net Cash Proceeds from any Debt Prepayment Transfer to the extent such Net Cash Proceeds (x) to the extent required to be applied to repay or provide cash collateral for Indebtedness under the Dent-A-Med Credit Agreement (regardless of permanent commitment reductions thereunder), subject to any exceptions or reinvestment rights provided for in the Dent-A-Med Credit Agreement as in effect on the Second Amendment Effective Date, arise from (1) sales of assets by the Dent-A-Med Entities or (2) any casualty insurance policies or eminent domain, condemnation or similar proceedings if the beneficiary under any such policy or the party to any such proceedings is any Dent-A-Med Entity, or (y) are reinvested in assets then used or usable in the business of the Issuers and its Subsidiaries within 180 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 180-day period and are actually reinvested within 360 days following receipt thereof.”

1.2.	Covenant Relating to Domestic Subsidiaries.
Paragraph 5H of the Current Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“5H.    Covenant Relating to Domestic Subsidiaries. The Company will not permit any Domestic Subsidiary (other than the Dent-A-Med Entities in the case of the Dent-A-Med Credit Agreement or Progressive Finance solely in respect of its obligations under the DAMI Pledge Agreement) or any other Domestic Controlled Affiliate to enter into any

Guarantee or otherwise become liable (including as a borrower or co-borrower) in respect of the obligations under the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Prudential NPA, the Existing Note Purchase Agreement or any other agreement providing for the incurrence of Senior Debt by the Company or any Subsidiary, unless at the time of entering into such Guarantee, such Domestic Subsidiary or Domestic Controlled Affiliate (a “Subsidiary Guarantor”) contemporaneously therewith executes and delivers, to each of the holders of the Notes (i) a duly authorized joinder agreement to the Subsidiary Guarantee Agreement in the form of Annex 1 thereto (a “Joinder Agreement”), (ii) a duly authorized joinder to the Intercreditor Agreement in substantially the form of Schedule 1 thereto and (iii) a certificate of such Domestic Subsidiary’s or Domestic Controlled Affiliate’s secretary or another responsible officer certifying attached copies of such Domestic Subsidiary’s or Domestic Controlled Affiliate’s constitutive documents and relevant resolutions, and an opinion of counsel to such Person regarding the authorization, execution and delivery of the joinder agreements in clauses (i) and (ii) hereof and their enforceability, which opinion shall be satisfactory in all respects to the Required Holders.”

1.3.	Indebtedness.
Paragraph 6C of the Current Note Purchase Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) thereof, (ii) re-labeling the existing clause (l) as a new clause (m) and (iii) inserting the following new clause (l) immediately after clause (k):
“(l)    secured Indebtedness in an aggregate principal amount not to exceed (including any such Indebtedness resulting from any exercise of any incremental facility provisions) $110,000,000 under the Dent-A-Med Credit Agreement, as may be amended and otherwise modified, so long as the terms of such facility are not amended to be more restrictive than those in effect on the Second Amendment Effective Date or in a manner that would be materially adverse to the holders of the Notes and all Indebtedness incurred thereunder remains non-recourse to the Company or any of its Subsidiaries (other than the Dent-A-Med Entities); and”

1.4.	Liens.
Paragraph 6D of the Current Note Purchase Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) thereof, (ii) replacing the “.” at the end of clause (l) with “; and” and (iii) inserting the following new clause (m) immediately after clause (l):
“(m)    Liens securing Indebtedness permitted by paragraph 6C(l); provided that such Liens apply only to (i) the Capital Stock of Dent-A-Med and (ii) the assets of the Dent-A-Med Entities, including the Capital Stock of any Subsidiaries of Dent-A-Med.”

1.5.	Sale of Assets.
Paragraph 6E of the Current Note Purchase Agreement is hereby amended by (i) re-labeling the existing clause (e) as a new clause (f), (ii) deleting the word “and” at the end of clause (d) thereof, and (iii) inserting the following new clause (e) immediately after clause (d):

“(e) sales of receivables and other assets by the Dent-A-Med Entities to the extent permitted by the Dent-A-Med Credit Facility and”

1.6.	Restricted Payments.
Paragraph 6F of the Current Note Purchase Agreement is hereby amended by (i) re-labeling the existing clause (iv) as a new clause (v), (ii) deleting the word “and” at the end of clause (iii) thereof, and (iii) inserting the following new clause (iv) immediately after clause (iii):
“(iv) repayment in full by the Company or the Dent-A-Med Entities of any existing subordinated Indebtedness of the Dent-A-Med Entities on the Second Amendment Effective Date in connection with the Company’s acquisition of the Dent-A-Med Entities and”

1.7.	Restricted Investments.
Paragraph 6G of the Current Note Purchase Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) re-labeling the existing clause (k) as a new clause (l) and (iii) inserting the following new clause (k) immediately after clause (j):
“(k) Investments by any Dent-A-Med Entity in any other Dent-A-Med Entity; and”

1.8.	Restrictive Agreements.
Paragraph 6H of the Current Note Purchase Agreement is hereby amended by (i) deleting the word “and” at the end of clause (iii) thereof, (ii) replacing the “.” at the end of clause (iv) with “, and” and (iii) inserting the following new clause (v) immediately after clause (iv):
“(v) the foregoing shall not apply to restrictions or conditions imposed by the Dent-A-Med Credit Agreement (in the case of clause (a), solely if such restrictions and conditions apply only to the property or assets securing such Indebtedness).”

1.9.	Amended and Restated Defined Terms.
The following definitions set forth in paragraph 10B of the Current Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“Consolidated EBITDA” shall mean, for the Company and its Subsidiaries (other than the Dent-A-Med Entities) for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation (excluding depreciation of rental merchandise) and amortization, (iv) all other non-cash charges, (v) closing costs, fees and expenses incurred during such period in connection with the Closing Date Acquisition and the transactions contemplated by the Financing Documents, the Prudential NPA, the SunTrust Agreement, the Existing Note Purchase Agreement and the SunTrust Loan Facility Agreement, in each case paid during such period to Persons that are not Affiliates of the Company or any Subsidiary, not to exceed

$15,000,000 in the aggregate, (vi) one-time fees, costs and expenses (including without limitation legal and other professional fees) in connection with (x) the retirement and severance of Ronald W. Allen and David Buck and (y) the bid by Vintage Capital Management to acquire the Company, and other proxy contests and shareholder proposals, including costs, expenses and fees relating to responding to, defending and settling such matters, in each case to the extent such fees, costs and expenses were incurred prior to the First Amendment Effective Date, and (vii) transaction closing costs, fees and expenses actually incurred during such period in connection with the negotiation and closing of the First Amendment to NPA, and the related amendments to the SunTrust Loan Facility Agreement, the SunTrust Agreement, the Prudential NPA, the Existing Note Purchase Agreement, and the related transaction documents, in each case paid during such period to Persons that are not Affiliates of the Company or any Subsidiary.
“Consolidated Interest Expense” shall mean, for the Company and its Subsidiaries (other than the Dent-A-Med Entities) for any period, determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capitalized Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period).

“Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries (other than the Dent-A-Med Entities) with respect to leases of real and personal property (excluding Capitalized Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries (other than the Dent-A-Med Entities) for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Company and its Subsidiaries (other than the Dent-A-Med Entities) in the unremitted earnings of any Person that is not the Company or a Subsidiary, and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary (other than the Dent-A-Med Entities).

“Consolidated Total Debt” shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Company and its Subsidiaries (other than the Dent-A-Med Entities) on a consolidated basis of the types described in the definition of Indebtedness.

“Permitted Acquisitions” shall mean the Closing Date Acquisition, the Dent-A-Med Acquisition (as such term is defined in the Second Amendment to NPA) and any other Acquisition (whether foreign or domestic) so long as, in each case with respect to the Dent-A-Med Acquisition or any such other Acquisition, (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default is in existence, (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries for the most recently ended twelve month period (after giving pro forma effect to such Acquisition) exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, the Company complies with paragraph 5N hereof, and (d) immediately after giving effect to such Acquisition, the Company and its Subsidiaries will not be engaged in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Date of Closing and businesses reasonably related thereto. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any affiliate thereof.

1.10.	New Defined Terms.
The following defined terms are hereby added to paragraph 10B of the Current Note Purchase Agreement in their proper alphabetical order:

“DAMI Pledge Agreement” means that certain Collateral Pledge Agreement, dated on or about the Second Amendment Effective Date, made and executed by Progressive Finance in favor of Wells Fargo Bank, N.A.

“Dent-A-Med” means Dent-A-Med Inc., an Oklahoma corporation.

“Dent-A-Med Credit Agreement” means that certain Loan and Security Agreement dated as of May 18, 2011 by and among the Dent-A-Med Entities, as co-borrowers, the lenders party thereto and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Preferred Capital, Inc.), as agent for the lenders thereunder as in effect on the Second Amendment Effective Date.

“Dent-A-Med Entities” means Dent-A-Med, Dent-A-Med Receivables Corporation, a Delaware corporation, HC Recovery, Inc., an Oklahoma corporation and any other direct or indirect subsidiary of Dent-A-Med formed after the Second Amendment Effective Date.

“Second Amendment Effective Date” means September 21, 2015.

“Second Amendment to NPA” means that certain Amendment No. 2 to Note Purchase Agreement, dated as of the Second Amendment Effective Date, by and among the Issuers and each of the holders of the Notes party thereto.

2.	WARRANTIES AND REPRESENTATIONS.
To induce the Noteholders to enter into this Agreement, each of the Issuers represents and warrants to each of the Noteholders that as of the Second Amendment Effective Date:

2.1.	Corporate and Other Organization and Authority.
(a)        Each Issuer is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(b)        Each of the Issuers has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Note Purchase Agreement.

2.2.	Authorization, etc.
This Agreement has been duly authorized by all necessary corporate or limited liability company action on the part of the Issuers, as applicable. Each of this Agreement and the Note Purchase Agreement constitutes a legal, valid and binding obligation of each Issuer, enforceable, in each case, against such Issuer in accordance with its terms, except as such enforceability may be limited by:
(a)        applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and
(b)        general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.	No Conflicts, etc.
The execution and delivery by each Issuer of this Agreement and the performance by such Issuer of its obligations under each of this Agreement and the Note Purchase Agreement do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Issuer under the provisions of:
(a)        any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Issuer;
(b)        any agreement, instrument or conveyance by which such Issuer or any of its Subsidiaries or any of their respective properties may be bound or affected; or
(c)        any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Issuer or any of its Subsidiaries or any of their respective properties may be bound or affected.

2.4.	Governmental Consent.

The execution and delivery by the Issuers of this Agreement and the performance by the Issuers of their respective obligations hereunder and under the Note Purchase Agreement do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Issuer.

2.5.	No Defaults.
No event has occurred and is continuing and no condition exists which, immediately before or immediately after giving effect to the amendments provided for in this Agreement, constitutes or would constitute a Default or an Event of Default.
2.6.    Representations in Note Purchase Agreement.
After giving effect to this Agreement, the representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects as of the Second Amendment Effective Date.

3.	CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.
The amendment of the Current Note Purchase Agreement as set forth in this Agreement shall become effective as of the date first written above (the “Second Amendment Effective Date”), provided that each of the following conditions shall have been satisfied:
(a)     the Noteholders shall have received a fully executed copy of this Agreement executed by the Issuers and the Noteholders;
(b)     the Noteholders shall have received a fully executed copy of the Reaffirmation of Guarantee attached hereto as Exhibit A executed by the Subsidiary Guarantors;
(c)    the representations and warranties set forth in Section 2 of this Agreement shall be true and correct on such date;
(d)    the Noteholders shall have received fully executed copies of the following:
(i)     that certain Amendment No. 2 to Note Purchase Agreement, dated as of the Second Amendment Effective Date, by and among, inter alios, the Company, AIC, and the Prudential Parties,
(ii)     that certain Amendment No. 5 to Note Purchase Agreement, dated as of the Second Amendment Effective Date, by and among, inter alios, the Company, AIC and the Existing Noteholders,
(iii)     that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date (the “Credit Agreement Amendment”), by and among, inter alios, the Company, SunTrust Bank, acting as Administrative Agent (the “Administrative Agent”) and in certain other capacities, and each of the lenders party thereto,

(iv)     that certain Second Amendment to Loan Facility Agreement, dated as of the Second Amendment Effective Date (the “Loan Facility Amendment”), by and among, inter alios, the Company, SunTrust and the other financial institutions party thereto, and
(v)    the Dent-A-Med Credit Agreement,
and each of the amendments referred to in the foregoing clauses (i) to (iv), inclusive, shall be in form and substance reasonably satisfactory to the Noteholders and shall have become effective prior to or concurrent with the effectiveness of this Agreement; and
(e)    the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Agreement and the transactions contemplated hereby.

4.	POST-CLOSING COVENANT.
The Company shall deliver to the Noteholders, promptly upon execution thereof, a fully executed copy of the DAMI Pledge Agreement, which agreement (i) shall be in substantially the same form as the most recent draft of the DAMI Pledge Agreement (the “Draft Pledge Agreement”) provided to the Noteholders on or prior to the Second Amendment Effective Date and (ii) shall not contain any changes from the Draft Pledge Agreement that are adverse to Progressive Finance or the Noteholders.

5.	MISCELLANEOUS.

5.1.	Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

5.2.	Duplicate Originals; Electronic Signature.
Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.3.	Waiver and Amendments.
Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

5.4.	Costs and Expenses.
Whether or not the amendments contemplated by this Agreement become effective, each of the Issuers confirms its obligation under paragraph 11B of the Note Purchase Agreement and agrees that, on the Second Amendment Effective Date (or if an invoice is delivered subsequent to the Second Amendment Effective Date or if such amendments do not become effective, promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Second Amendment Effective Date. The Issuers will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the Second Amendment Effective Date in connection with this Agreement.

5.5.	Successors and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

5.6.	Survival.
All warranties, representations, certifications and covenants made by the Issuers in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

5.7.	Part of Current Note Purchase Agreement; Future References, etc.
This Agreement shall be deemed to be, and is, a Financing Document. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Current Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Current Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement, unless the context otherwise requires.

5.8.	Affirmation of Obligations under Current Note Purchase Agreement and Notes; No Novation.
Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the obligations under the Current Note Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Current Note Purchase Agreement, as amended by this Agreement, and the Notes. The Issuers hereby acknowledge and affirm all of their respective obligations under the terms of the Current Note Purchase Agreement and the Notes. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Current Note Purchase Agreement or the Notes, nor constitute a waiver or amendment of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to Note Purchase Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

ISSUERS:

AARON'S, INC.

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Vice President and Treasurer

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY USA
by Metropolitan Life Insurance Company, its Investment Manager

NEW ENGLAND LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its Investment Manager

GENERAL AMERICAN LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Managing Director

EXHIBIT A

Reaffirmation of Guarantee

Dated: September 21, 2015

Reference is made to that certain Note Purchase Agreement, dated as of April 14, 2014, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014 (as so amended, the “Current Note Purchase Agreement”), by and among Aaron’s, Inc., a Georgia corporation (together with its successors and assigns, the “Company”), and Aaron Investment Company, a Delaware corporation (together with its successors and assigns, “AIC”, and together with the Company, collectively, the “Issuers”), and each of the Persons holdings one or more of the Company’s 4.75% Series B Senior Notes due April 14, 2021 (the “Notes”) on the date hereof (collectively, the “Noteholders”). The Current Note Purchase Agreement is being amended pursuant to the terms of that certain Amendment No. 2 to Note Purchase Agreement, of even date herewith (the “Amendment Agreement”; and the Current Note Purchase Agreement, as amended by the Amendment Agreement, shall hereinafter be referred to as the “Amended NPA”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amended NPA.

Each of the undersigned Subsidiaries (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) is a party to that certain Subsidiary Guarantee Agreement, dated as of April 14, 2014 (the “Subsidiary Guarantee Agreement”). Each of the Subsidiary Guarantors hereby (i) acknowledges receipt of a copy of the Amendment Agreement, (ii) consents to the Issuers’ execution and delivery of the Amendment Agreement, (iii) acknowledges and affirms that nothing contained in the Amendment Agreement shall modify in any respect whatsoever its obligations under the Subsidiary Guarantee Agreement and reaffirms that the Subsidiary Guarantee Agreement shall remain in full force and effect, and (iv) acknowledges and agrees that, for the avoidance of doubt, Guaranteed Obligations (as such term is defined in the Subsidiary Guarantee Agreement) include obligations in respect of the Amended NPA. Although each of the Subsidiary Guarantors has been informed of the matters set forth herein and has acknowledged and agreed to the same, each Subsidiary Guarantor understands that the Noteholders have no obligation to inform any Subsidiary Guarantor of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

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SUBSIDIARY GUARANTORS:

AARON'S PRODUCTION COMPANY

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	President and Chief Executive Officer

99LTO, LLC
By Aaron's, Inc., as sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

AARON’S LOGISTICS, LLC
By Aaron's, Inc., as sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

AARON’S STRATEGIC SERVICES, LLC
By Aaron's, Inc., as sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

AARON'S PROCUREMENT
COMPANY, LLC
By Aaron's, Inc. as sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

PROGRESSIVE FINANCE HOLDINGS,
LLC

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

Prog Finance Arizona, LLC
Prog Finance California, LLC
Prog Finance Florida, LLC
Prog Finance Georgia, LLC
Prog Finance Illinois, LLC
Prog Finance Michigan, LLC
Prog Finance New York, LLC
Prog Finance Ohio, LLC
Prog Finance Texas, LLC
Prog Finance Mid-West, LLC
Prog Finance North-East, LLC
Prog Finance South-East, LLC
Prog Finance West, LLC
NPRTO Arizona, LLC
NPRTO California, LLC
NPRTO Florida, LLC
NPRTO Georgia, LLC
NPRTO Illinois, LLC
NPRTO Michigan, LLC
NPRTO New York, LLC
NPRTO Ohio, LLC
NPRTO Texas, LLC
NPRTO Mid-West, LLC
NPRTO North-East, LLC
NPRTO South-East, LLC
NPRTO West, LLC,

By:	PROG LEASING, LLC, Sole
Manager

By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

PANGO LLC

By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

PROG LEASING, LLC

By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President